                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              1-800 CONTACTS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             1-800 CONTACTS, INC.
                     66 E. Wadsworth Park Drive, 3rd Floor
                              Draper, Utah 84020
                           Telephone: (801) 924-9800

                                                                 April 25, 2000

Dear Stockholder:

   You are cordially invited to attend the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of 1-800 CONTACTS, INC. ("1-800 CONTACTS"), which is scheduled to be held on Friday, May 19, 2000, at 10:00 a.m. (Mountain time) at our executive offices, 66 E. Wadsworth Park Drive, 3rd Floor, Draper, Utah 84020.

   At the meeting, we will report to you on current business conditions and our recent developments. Members of the Board of Directors and our executive officers will be present to discuss the affairs of 1-800 CONTACTS with you.

   We have enclosed a copy of our 1999 Annual Report for the fiscal year ended January 1, 2000 with this letter, notice of annual meeting of stockholders and proxy statement. If you would like another copy of the 1999 Annual Report, please contact Scott S. Tanner, Chief Operating Officer, and you will be sent one.

   It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

   We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          Jonathan C. Coon
                                          President and Chief Executive
                                           Officer

                              1-800 CONTACTS, INC.
                     66 E. Wadsworth Park Drive, 3rd Floor
                               Draper, Utah 84020
                           Telephone: (801) 924-9800

                               ----------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 19, 2000

                               ----------------

   The 2000 Annual Meeting of Stockholders of 1-800 CONTACTS, INC., a Delaware corporation ("1-800 CONTACTS"), is scheduled to be held on Friday, May 19, 2000, at 10:00 a.m. (Mountain time) (the "Annual Meeting"), at our executive offices, 66 E. Wadsworth Park Drive, 3rd Floor, Draper, Utah 84020 for the purpose of:

  (1) Electing two (2) Class II Directors to serve until the annual meeting of stockholders in 2003 and until their successors are duly elected and qualified or until their earlier removal or resignation (the Board of Directors recommends a vote FOR the nominees named in the attached proxy statement proposal);

  (2) Ratifying the appointment of Arthur Andersen LLP as the independent accountants of 1-800 CONTACTS for the fiscal year ending December 30, 2000 (the Board of Directors recommends a vote FOR this proposal); and

  (3) Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

   The Board of Directors has fixed the close of business on April 12, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          John F. Nichols
                                          Secretary

April 25, 2000

   Enclosed with this Notice of Annual Meeting of Stockholders is a Proxy Statement and related proxy card with a return envelope. Our 1999 Annual Report for our fiscal year ended January 1, 2000 is also enclosed. The 1999 Annual Report contains financial and other information about us, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.

 EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                             1-800 CONTACTS, INC.
                     66 E. Wadsworth Park Drive, 3rd Floor
                              Draper, Utah 84020
                           Telephone: (801) 924-9800

                               ----------------

                                PROXY STATEMENT

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                ON MAY 19, 2000

                               ----------------

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of 1-800 CONTACTS, INC., a Delaware corporation ("1-800 CONTACTS"), of proxies to be used at our annual meeting of stockholders scheduled to be held on May 19, 2000 (the "Annual Meeting"). This Proxy Statement and the related proxy card are being mailed to holders of the common stock, par value $0.01 per share, of 1-800 CONTACTS (the "Common Stock"), commencing on or about April 26, 2000. References in this Proxy Statement to "we," "our" or "us" refer to 1-800 CONTACTS, unless otherwise noted.

   If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to us or by submission of a later-dated proxy.

   Stockholders of record of the Common Stock at the close of business on April 12, 2000 will be entitled to vote at the Annual Meeting. On that date, we had 6,120,443 shares of Common Stock outstanding. A list of our stockholders will be open to the examination of any stockholders, for any purpose germane to the meeting, at 1-800 CONTACTS's headquarters for a period of ten (10) days prior to the meeting. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the stockholders' voting. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. In accordance with the General Corporation Law of the State of Delaware (the "DGCL"), properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes"), will be considered "present" for the purposes of determining whether a quorum has been achieved at the Annual Meeting. The Board recommends that the stockholders vote FOR Proposals 1 and 2.

   The two nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting but not voted for any reason have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. All other matters to be considered at the Annual Meeting require for approval the favorable vote of a majority of the shares entitled to vote at the meeting either in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of Directors. If any proposal at the Annual Meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under the DGCL and therefore have the effect of a vote against such proposal. Broker nonvotes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval under the DGCL.

   The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted:

  (1)  for the nominees for Director named in this Proxy Statement;

  (2) for the ratification of the appointment of Arthur Andersen LLP as independent certified public accountants; and

  (3) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Annual Meeting or any adjournment or postponement thereof.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

   The Board is currently comprised of six (6) Directors who are divided into three (3) classes. The term of each class expires in a different year. The Board has nominated and recommends a vote FOR the election of the two (2) nominees set forth below, which have agreed to serve as a Director if elected. Each nominee currently serves as a Director of 1-800 CONTACTS. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the persons named on the enclosed proxy card may substitute another person as a nominee or may add or reduce the number of nominees to such extent as they shall deem advisable. At the Annual Meeting, two (2) Directors are to be elected as members of Class II to serve until the annual meeting in 2003 and until their successors are elected and qualified or until their earlier removal or resignation.

   Subject to rights of holders of any series of preferred stock to fill newly created directorships or vacancies, any newly created directorships resulting from an increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, disqualification or removal for cause shall be filled by a vote of majority of the total number of Directors then in office.

   Information regarding our Director nominees is set forth below:

     Name                          Age Position
     ----                          --- --------
     Stephen A. Yacktman (1)(2)... 30  Director
     E. Dean Butler (1)(2)........ 55  Director

   Information regarding our Directors not subject to reelection at the Annual
Meeting is set forth below:

     Name                          Age Position
     ----                          --- --------
     Jonathan C. Coon............. 30  President, Chief Executive Officer
                                       and Director
     John F. Nichols.............. 39  Vice President, Sales and Director
     Scott S. Tanner.............. 39  Chief Operating Officer, Chief Financial
                                       Officer and Director
     Jason S. Subotky (1)(2)...... 29  Director

--------
(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.

   There are no family relationships between or among any of our Directors or executive officers.

Director Nominees (Class II Directors)

   Stephen A. Yacktman has served as a Director of 1-800 CONTACTS since February 1996. Mr. Yacktman is currently a Vice President at Yacktman Asset Management Co., an investment advisory company, where he has been employed since 1993. Mr. Yacktman's responsibilities include portfolio management, stock analysis and trading. Mr. Yacktman holds a Bachelor's Degree in economics and an MBA from Brigham Young University.

   E. Dean Butler has served as a Director of 1-800 CONTACTS since January 1998. Mr. Butler currently serves as Chairman of Winning Vision Services Ltd., a United Kingdom-based operator of optical superstores in the former Soviet Union. In addition, Mr. Butler is an owner of and director of Vision Express Philippines, an operator of optical superstores in the Philippines and Guam. He is also an owner and director of Applied Vision, a United Kingdom-based manufacturer of hardware for antireflective coating for ophtahlmic lenses. Mr. Butler is also an owner and director of another startup optical company. Mr. Butler served as Vice Chairman of Grand Vision, the largest retail optical group in Europe from late 1997 to mid-1998. In 1988, Mr. Butler founded Vision Express in Europe, which merged with the French retail group, GPS, to form Grand Vision in late 1997. In 1983, Mr. Butler founded LensCrafters and served as its Chief Executive Officer until 1988. Prior to 1983, Mr. Butler was employed by Procter & Gamble in various marketing positions since 1969.

Class III Directors (Term Expiring at the 2001 Annual Meeting)

   Jonathan C. Coon is a co-founder of 1-800 CONTACTS and currently serves as President, Chief Executive Officer and a Director. Mr. Coon received his Bachelor's Degree from Brigham Young University in 1994. Mr. Coon has seven years of experience in the contact lens distribution industry.

   Jason S. Subotky has served as a Director of 1-800 CONTACTS since March 2000. Mr. Subotky is currently a general partner of Peterschmidt Ventures, a venture capital firm, where he has been employed since 1999. From 1994 to 1999, Mr. Subotky was a Vice President of Goldman Sachs & Co., an investment banking firm. Mr. Subotky holds a Bachelor's Degree from the University of Southern California and an MBA from Brigham Young University.

Class I Directors (Term Expiring at the 2002 Annual Meeting)

   John F. Nichols is a co-founder of 1-800 CONTACTS and currently serves as Vice President, Sales and a Director. Mr. Nichols served as Vice President, Operations until November 1999. Mr. Nichols is a certified optician in the State of California and was the owner of the Discount Lens Club from 1991 until February 1995. Mr. Nichols worked with Bausch & Lomb as a Senior Sales Representative from 1989 to 1991.

   Scott S. Tanner has served as the Chief Financial Officer and a Director of 1-800 CONTACTS since November 1997 and as Chief Operating Officer since November 1999. Prior to joining us, Mr. Tanner served as the Chief Financial Officer of Country Club Foods, Inc., a Utah-based snack food manufacturer and distributor, from 1995 to 1997. Prior to that, Mr. Tanner served in various management positions at Apple Computer, Inc. from 1988 to 1995 and worked at Peat, Marwick & Mitchell & Co. in San Francisco from 1984 to 1986. Mr. Tanner received a Bachelor's Degree from Stanford University and an MBA from Harvard University. Mr. Tanner served as an executive officer of Country Club Foods, Inc. at the time it filed a voluntary petition under chapter 11 of the United States Bankruptcy Code in November 1995.

Compensation of Directors

   We currently do not pay a cash salary or annual retainer to our Directors. In February 1999, we granted options to purchase 2,000 shares of Common Stock to both Messrs. Butler and Yacktman. These options have an exercise price of $12.563 per share and vest in three equal installments beginning on the first anniversary of their grant date. In February 2000, we granted options to purchase 1,800 shares of Common Stock to both Messrs. Butler and Yacktman. These options have an exercise price of $28.00 per share and vest in four equal installments beginning on the first anniversary of their grant date. We reimburse all Directors for reasonable expenses incurred in attending Board meetings. The Directors do not receive any additional compensation for committee participation.

Committees and Directors' Meetings

   The Board has two standing committees: the Audit Committee and the Compensation Committee.

   The Audit Committee is authorized to make recommendations to the Board regarding the independent auditors to be nominated for election by the stockholders and to review the independence of such auditors, approve the scope of the annual audit activities of the independent auditors, approve the audit fee payable to the independent auditors and review such audit results. Arthur Andersen LLP presently serves as the independent accountants of 1-800 CONTACTS. The Audit Committee is currently comprised of Messrs. Stephen A. Yacktman, E. Dean Butler and Jason S. Subotky. The Audit Committee met on three occasions in 1999.

   The Compensation Committee is authorized to make recommendations to the full Board relating to: (1) the compensation arrangements of all of our executive officers and (2) awards under our stock incentive plan. The Compensation Committee is currently comprised of Messrs. Stephen A. Yacktman,
E. Dean Butler and Jason S. Subotky. The Compensation Committee met on three occasions in 1999.

   The Board held three meetings during 1999. All of the Directors attended 75% or more of the total number of meetings of the Board and those committees on which he served during the last fiscal year, other than Mr. Butler, who did not participate in one of the meetings.

   We do not have a nominating committee. The entire Board currently is responsible for filling vacancies on the Board as they occur and recommending candidates for election as Directors at the annual meetings of stockholders. The Board will consider individuals recommended for nominations by our stockholders. Such recommendations should be submitted in writing to the Chairman of the Board, who will submit them to the entire Board for its consideration. The recommendation must be accompanied by the consent of the individual nominated to be elected and to serve.

   In addition, the By-Laws require that advance notice of nominations for the election of Directors to be made by a stockholder (as distinguished from a stockholder's recommendation to the Board) be given to our Secretary:

  (1) in the case of an annual meeting, no later than 60 days and no more than 90 days before first anniversary of the previous year's annual meeting, provided, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder must be received no later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the meeting date was mailed or public announcement of the meeting was made; and

  (2) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the meeting was made.

   Such stockholder's notice must include:

  (1) as to each person whom the stockholder proposes to nominate for election as a Director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

  (2)  as to the stockholder giving the notice:

    (A) the name and address, as they appear on our books, of such stockholder; and

    (B) the class and number of 1-800 CONTACTS's shares which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and

  (3) as to the beneficial owner, if any, on whose behalf the nomination is made:

    (A)  the name and address of such person; and

    (B) the class and number of 1-800 CONTACTS's shares which are beneficially owned by such person.

Compensation Committee Interlocks and Insider Participation

   Prior to our initial public offering in February 1998 (the "IPO"), we did not have a Compensation Committee. The current compensation arrangements for Messrs. Coon, Nichols and Tanner were established by the terms of their respective employment agreements with 1-800 CONTACTS. The terms of such employment agreements were approved by the full Board at the time of the IPO. The Compensation Committee was established in connection with the IPO and is currently comprised of Messrs. Yacktman, Butler and Subotky.

Certain Relationships and Related Transactions

   On November 1, 1999, we purchased from Stephan A. Yacktman, a director of 1-800 CONTACTS, the rights in and to an Internet domain name for an aggregate price of $300,000. The price paid by us was the same as that paid by Mr. Yacktman to an unrelated third party.

   Each of our directors and executive officers have indemnification agreements with 1-800 CONTACTS.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires our officers, Directors and persons who beneficially own more than ten percent of 1-800 CONTACTS's Common Stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish 1-800 CONTACTS with copies of all Section 16(a) forms they file.

   Based solely upon a review of the copies of such forms furnished to us, we believe that during our last fiscal year, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with, except that Mr. John F. Nichols filed one late report on Form 4 to disclose the purchase of 5,000 shares of Common Stock in March 1999 and Mr. Stephen A. Yachtman filed one late report on Form 4 to disclose the sale of 20,000 shares and 7,766 shares of Common Stock in September 1999.

     PROPOSAL NO. 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board has appointed Arthur Andersen LLP as the independent accountants of 1-800 CONTACTS to audit the books and accounts for 1-800 CONTACTS for the year ending December 30, 2000. The Board recommends a vote FOR the ratification of such appointment. Arthur Andersen LLP audited the financial statements of 1-800 CONTACTS for the year ended January 1, 2000. It is expected that a representative of Arthur Andersen LLP will attend the Annual Meeting, with the opportunity to make a statement if he so desires, and will be available to answer appropriate questions.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

   Except as otherwise noted, the following table sets forth certain information as of March 31, 2000 as to the security ownership of equity securities of 1-800 CONTACTS by (1) each of the executive officers named in the Summary Compensation Table; (2) each of our Directors and Director nominees; (3) all Directors and executive officers as a group; and (4) each person or entity known to us to be the beneficial owner of five percent or more of the voting securities of 1-800 CONTACTS. All information with respect to beneficial ownership has been furnished by the respective Director, Director nominee, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to the number of shares set forth opposite his or its name.

   Beneficial ownership of the Common Stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

                                                            Number of Percent
   Name and Address of Beneficial Owner                      Shares   of Class
   ------------------------------------                     --------- --------
   Directors and Executive Officers:
   Jonathan C. Coon (1)(2)................................. 1,848,980   30.2%
   John F. Nichols (1)(3)..................................   756,870   12.4
   Stephen A. Yacktman (4).................................   188,667    3.1
   Scott S. Tanner (5).....................................    26,708      *
   E. Dean Butler (6)......................................    48,653      *
   Jason S. Subotky (7)....................................   224,985    3.7
   All Directors and executive officers as agroup (7
    persons)............................................... 3,094,983   49.9%
   5% Stockholders:
   Donald A. Yacktman (8)..................................   595,000    9.7%
   Austin W. Marxe
   David M. Greenhouse (9).................................   321,000    5.2%

--------
*  Represents less than one percent.
(1)  The address of such person is the executive offices of 1-800 CONTACTS.
(2) Includes: (i) direct beneficial ownership of 1,746,928 shares of Common Stock; (ii) indirect beneficial ownership of 47,987 shares of Common Stock held by Mr. Coon as custodian under the Uniform Gift to Minors Act ("UGMA") for and on behalf of Hannah K. Coon; (iii) indirect beneficial ownership of 47,987 shares of Common Stock held by Mr. Coon as custodian under the UGMA for and on behalf of Abigail I. Coon; (iv) indirect beneficial ownership of 4,328 shares of Common Stock held by Mr. Coon as custodian under the UGMA for and on behalf of Samuel Coon; and (v) 1,750 shares of Common Stock that can be acquired through currently exercisable options.
(3) Includes: (i) direct beneficial ownership of 755,120 shares of Common Stock and (ii) 1,750 shares of Common Stock that can be acquired through currently exercisable options.
(4) Includes: (i) direct beneficial ownership of 185,400 shares of Common Stock; (ii) indirect beneficial ownership of 1,600 shares of Common Stock held by Mr. Yacktman as custodian under the UGMA for and on behalf of Stephen Andrew Victor Yacktman; (iii) indirect beneficial ownership of 1,000 shares of Common Stock held by Mr. Yacktman as custodian under the UGMA for and on behalf of Jonathan Russell Yacktman; and (iv) 667 shares of Common Stock that can be acquired through currently exercisable options. The address of such person is c/o Yacktman Asset Management Co., 303 West Madison Street, Chicago, Illinois 60606.

(5) Includes: (i) direct beneficial ownership of 500 shares of Common Stock; and (ii) 26,208 shares of Common Stock that can be acquired through currently exercisable options.
(6) Includes 48,653 shares of Common Stock that can be acquired through the exercise of currently exercisable stock options.
(7) Includes: (i) 37,750 shares of Common Stock held of record by Mr. Subotky; (ii) 2,235 shares of Common Stock held by an individual retirement account for Mr. Subotky's benefit and (iii) 185,000 shares held by Peterschmidt Ventures. Mr. Subotky disclaims beneficial ownership of the shares held by Peterschmidt Ventures except to the extent of his pecuniary interest therein.
(8) Pursuant to a Schedule 13D filed with the SEC on October 13, 1998, Mr. Donald A. Yacktman reported the sole power to vote or to direct the vote of 100,000 shares of Common Stock, and the sole power to dispose or to direct the disposition of 100,000 shares of Common Stock. In addition, Mr. Yacktman, in his capacity as trustee of the Aronold Trust, reported the sole power to vote or to direct the vote of 4,000 shares of Common Stock, and the sole power to dispose or to direct the disposition of 4,000 shares of Common Stock. By virtue of his relationship with Carolyn
     Z. Yacktman (his spouse), Mr. Yacktman reported that he may be deemed to share voting and dispositive power with respect to the 430,000 shares of Common Stock held by the Yacktman Family Trust (the "Trust") and the 12,000 shares of Common Stock held by her as custodian of her three minor children. Carolyn Z. Yacktman serves as a trustee of the Trust. Mr. Donald A. Yacktman disclaims, for the purpose of Section 13(d) or 13(g) of the Exchange Act or otherwise, beneficial ownership of any of the shares of Common Stock beneficially owned by Mrs. Yacktman. Mr. Yacktman has subsequently informed us that he purchased an additional 50,000 shares of Common Stock and that the Yacktman Family Trust has sold 1,000 shares of Common Stock. The address for Mr. Yacktman is c/o Yacktman Asset Management Co., 303 West Madison Street, Chicago, Illinois 60606 and the address for the Trust is c/o Citicorp Trust South Dakota, 701 East 60th Street North, Sioux Falls, South Dakota 57117.
(9) Pursuant to a Schedule 13G filed with the SEC on March 2, 2000, (1) Mr. Austin W. Marxe and Mr. David M. Greenhouse and reported sole voting and dispositive power with respect to 321,000 shares of Common Stock, (2) Special Situations Fund III, L.P. and MGP Advisors Limited Partnership each reported beneficial ownership of 242,500 shares of Common Stock, and
     (3) Special Situations Cayman Fund, L.P. ("CAY") and AWM Investment Company, Inc. each reported beneficial ownership of 78,500 shares of Common Stock. The principal business office for each of these reporting person (other then CAY) is 153 East 53rd Street, New York, New York 10022. The principal business office of CAY is c/o CIBC Bank and Trust Company (Cayman) Limited, CIBC Bank Building, P. O. Box 694, Grand Cayman, Cayman Islands, British West Indies.

                      COMPENSATION OF EXECUTIVE OFFICERS

General

   Our executive officers are elected by and serve at the discretion of the Board. The following table sets forth information concerning the compensation earned for the last three fiscal years to our chief executive officer and our other two executive officers who earned more than $100,000 in our last fiscal year (collectively, the "Named Executives").

                          Summary Compensation Table

                                                               Long Term
                                                              Compensation
                                 Annual Compensation             Awards
                          ----------------------------------  ------------
                                                               Securities
Name and Principal                              Other Annual   Underlying     All Other
Position                  Year  Salary   Bonus  Compensation    Options    Compensation (a)
------------------        ---- -------- ------- ------------  ------------ ----------------
Jonathan C. Coon......... 1999 $120,000 $59,250   $26,212(b)      5,250         $4,102
  President and Chief     1998  120,000  40,500    53,817(c)        --           5,145
  Executive Officer       1997  105,042     --           (e)        --           5,428
John F. Nichols.......... 1999 $120,000 $59,250   $20,290(b)      5,250         $1,417
  Vice President, Sales   1998  120,000  40,500          (e)        --           1,511
                          1997  110,625     --           (e)        --           1,400
Scott S. Tanner (d)...... 1999 $110,000 $52,044          (e)      5,150         $4,102
  Chief Operating Officer
   and                    1998  110,000  47,438          (e)        --           4,638
  Chief Financial Officer 1997    7,944   1,000          (e)     47,986            357

--------
(a) Reflects payments made by 1-800 CONTACTS for such Named Executives for health insurance.
(b) Includes $6,000 for a car allowance for both Mr. Coon and Mr. Nichols and also includes $10,246 and $10,877, respectively, for the cost of domestic services paid by 1-800 CONTACTS on behalf of Mr. Coon and Mr. Nichols plus the related taxes owed by Mr. Coon and Mr. Nichols on the perquisite.

(c) Includes $43,220 for the cost of domestic services paid by 1-800 CONTACTS on behalf of Mr. Coon plus the related taxes owed by Mr. Coon on the perquisite.

(d)  Mr. Tanner joined 1-800 CONTACTS in November 1997.

(e) None of the perquisites and other benefits paid to each of the Named Executives exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by such Named Executives.

Option Grants in Last Fiscal Year

   The following table sets forth information regarding stock options granted by 1-800 CONTACTS to the Named Executives during our last fiscal year:

                                                                                      Potential
                                                                                  Realizable Value
                                                                                  at Assumed Annual
                                                                                   Rates of Stock
                           Number of                                                    Price
                           Securities   % of Total  Exercise   Market             Appreciation for
                           Underlying     Options   or Base   Price on              Option Term(d)
                            Options     Granted in    Price    Date of Expiration -----------------
                         Granted (#)(a) Fiscal Year ($/Share) Grant(b)   Date(c)   5% ($)  10% ($)
                         -------------- ----------- --------  -------- ---------- -------- --------
Jonathan C. Coon........     5,250          9.3%     $12.56    $12.56   2/16/09   $107,415 $171,045
John F. Nichols.........     5,250          9.3       12.56     12.56   2/16/09    107,415  171,045
Scott S. Tanner.........     5,150          9.1       12.56     12.56   2/16/09    105,369  167,787

--------
(a) Options vest in three equal annual installments beginning on the first anniversary of the date of grant. The grant date of such options was February 16, 1999.
(b) Market price was determined based on the last reported sale price of the Common Stock as reported by the Nasdaq National Market.
(c) Options will expire the earlier of 30 days after the date of termination or February 16, 2009.
(d) Amounts reflect certain assumed rates of appreciation set forth in the executive compensation disclosure rules of the Commission. Actual gains, if any, on stock option exercises depend on future performance of the Company's stock and overall market conditions. At an annual rate of appreciation of 5% per year for the option term, the price of the Common Stock would be approximately $20.46 per share. At an annual rate of appreciation of 10% per year for the option term, the price of the Common Stock would be approximately $32.58 per share.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

   The following table sets forth information for the Named Executives concerning stock option exercises during 1-800 CONTACTS's last fiscal year and options outstanding at the end of the last fiscal year:

                                                        Number of Securities    Value of Unexercised In-
                                                       Underlying Unexercised   the-Money Options at FY-
                                                        Options at FY-End (#)          End ($)(a)
                         Shares Acquired    Value     ------------------------- -------------------------
Name                     on Exercise (#) Realized ($) Unexercisable/Exercisable Unexercisable/Exercisable
----                     --------------- ------------ ------------------------- -------------------------
Jonathan C. Coon........       --            --              5,250/--               $ 76,125/--
John F. Nichols.........       --            --              5,250/--               $ 76,125/--
Scott S. Tanner.........       --            --             21,145/31,991           $331,555/$513,775

--------
(a) Based upon a fair market value of the Common Stock at December 31, 1999 of $27.06 per share.

Employment Agreements

   Immediately prior to the completion of the IPO, Messrs. Coon, Nichols and Tanner each entered into an employment agreement with 1-800 CONTACTS (each, an "Employment Agreement"), pursuant to which Mr. Coon agreed to serve as our President and Chief Executive Officer for a period of three years, Mr. Nichols agreed to serve as our Vice President, Operations for a period of three years and Mr. Tanner agreed to serve as our Chief Financial Officer for a period of three years. Pursuant to their respective Employment Agreements, Messrs. Coon, Nichols and Tanner receive: (1) an annual base salary equal to at least $120,000, $120,000 and $110,000 respectively, (2) an annual bonus up to 50% of their annual base salary (upon 1-800 CONTACTS achieving certain operating targets) and (3) certain fringe benefits. If the executive's employment is terminated for any reason prior to the termination of such agreement other than for Cause (as defined therein) or his resignation, he will be entitled to receive his base salary and fringe benefits for 12 months following such termination in addition to 50% of his bonus for the year in which his employment was terminated if the termination is during the first six months of the year or 100% if such termination was during the last six months of the year. Messrs. Coon, Nichols and Tanner have each agreed not to compete with 1-800 CONTACTS for a period of two years following his termination of employment with 1-800 CONTACTS and not to disclose any confidential information at any time without our prior written consent.

Stock Options

   Prior to the completion of the IPO, we established an Incentive Stock Option Plan (the "Stock Option Plan"). A maximum of 310,000 shares of Common Stock, subject to adjustment, were initially authorized for the granting of stock options under the Stock Option Plan. As of March 31, 2000, options to purchase an aggregate of 155,012 shares of Common Stock, at exercise prices ranging from $5.625 to $28.00 per share, were outstanding under the Stock Option Plan. All of the options granted under the Stock Option Plan vest in three equal installments beginning on the first anniversary of the grant date and have an exercise price equal to the fair market value of the Common Stock on the grant date. Options granted subsequent to fiscal 1999 under the Stock Option Plan vest in four equal installments beginning on the first anniversary of the grant date and have an exercise price equal to the higher of the fair market value of the Common Stock on the grant date or the average fair market value of the Common Stock on the ten business days immediately preceding the grant date. Options granted under the Stock Option Plan may be either "incentive stock options," which qualify for special tax treatment under the Internal Revenue Code, or nonqualified stock options. The purposes of the Stock Option Plan are to advance the interests of 1-800 CONTACTS and stockholders by providing our employees with an additional incentive to continue their efforts on behalf of 1-800 CONTACTS, as well as to attract people of experience and ability. The Stock Option Plan is intended to comply with Rule 16b-3 of the Exchange Act.

   All of our officers, directors and other employees are eligible to participate under the Stock Option Plan, as deemed appropriate by the Compensation Committee of the Board of Directors. Eligible employees will not pay us anything to receive options. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The exercise price for incentive stock options must be no less than the fair market value of the Common Stock on the date of grant. The exercise price of nonqualified stock options is not subject to any limitation based on the then current market value of the Common Stock. Options will expire not later than the tenth anniversary of the date of grant. An option holder will be able to exercise options from time to time, subject to vesting. Options will vest immediately upon death or disability of a participant and upon certain change of control events. Upon termination for cause or after 30 days of termination for any other reason, the unvested portion of the options will be forfeited. Subject to the above conditions, the exercise price, duration of the options and vesting provisions will be set by the Compensation Committee of the board of Directors in it discretion.

   Prior to the establishment of the Stock Option Plan, we issued nonqualified stock options to various key employees, a consultant and a director of 1-800 CONTACTS. As of March 31, 2000, options to purchase an aggregate of 170,145 shares of Common Stock, at exercise prices ranging from $3.22 to $11.00 per share, were outstanding. All of the options granted prior to the establishment of the Stock Option Plan vest in three equal installments beginning on the first anniversary of the grant date and expire not later than the tenth anniversary of the grant date.

Compensation Committee Report on Executive Compensation

   This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that 1-800 CONTACTS specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   The following report has been submitted by the Compensation Committee of the Board:

   The Compensation Committee was established by the Board in February 1998 in connection with the IPO. The Compensation Committee is currently comprised on Messrs. Stephen A. Yacktman, E. Dean Butler and Jason S. Subotky.

   On a going forward basis, the Compensation Committee will be responsible for:

  (1) reviewing the recommendations of 1-800 CONTACTS's Chief Executive Officer on compensation levels of all other officers of 1-800 CONTACTS; and

  (2) adopting and changing compensation policies and practices of 1-800 CONTACTS and reporting its recommendations to the full Board.

   In addition, the Compensation Committee will be responsible for the administration of 1-800 CONTACTS's incentive stock option plans. In reviewing 1-800 CONTACTS's compensation programs, the Compensation Committee intends to adhere to a compensation philosophy that:

  (1) attracts and retains qualified executives who will add to the long-term success of 1-800 CONTACTS,

  (2) relates to the achievement of operational and strategic objectives, and

  (3) is commensurate with each executive's performance, level of responsibility and overall contribution to the success of 1-800 CONTACTS.

   In making its recommendations to the full Board concerning adjustments to compensation levels, the Compensation Committee intends to consider the financial condition and operational performance of 1-800 CONTACTS during the prior year. The Compensation Committee expects 1-800 CONTACTS's executive compensation program to consist of three principal components:

  (1)  base salary;

  (2)  annual bonus; and

  (3)  long-term equity incentives.

   Set forth below is a discussion as to how the compensation for each of 1-800 CONTACTS' executive officers was determined for 1999:

   Base Salary. The base salaries for Messrs. Coon, Nichols and Tanner in 1999 were established pursuant to their respective employment agreements with 1-800 CONTACTS. The terms of their respective employment agreements were determined through arms-length negotiations. See "Compensation of Executive Officers-- Employment Agreements." The base salary for each of these executive officers of 1-800 CONTACTS was determined based on the expected level of responsibility of each and competitive market conditions. Mr. Kevin K. McCallum was hired by the Company in March 2000. His base salary was determined through arms-length negotiations between the Company and Mr. McCallum. His base salary was approved by the Compensation Committee.

   Annual Bonus. Under their respective employment agreements, Messrs. Coon, Nichols and Tanner receive an annual bonus based on our achievement of certain targeted operating results, which are established at the beginning of each year by the full Board. The level of bonus that such executive officer is eligible to earn is also established by the Board at the beginning of each year which was subject to increase based on achievement beyond targeted levels. 1-800 CONTACTS achieved such levels in 1999 and, as a result, bonus payments were awarded by the Board under the Bonus Plan for 1999.

   Long-Term Equity Incentives. Both Messrs. Coon and Nichols have significant equity interests in 1-800 CONTACTS. As a result, the Compensation Committee believes their interests are aligned with those of our stockholders. With respect to the other executive officers, the Committee believes that stock option awards are an effective incentive for 1-800 CONTACTS's management to create value for 1-800 CONTACTS's stockholders since the ultimate value of stock options bear a direct relationship to market price of the Common Stock. As of March 31, 2000, options to purchase an aggregate of 155,012 shares of Common Stock were outstanding under the Stock Option Plan and options to purchase an aggregate of 170,145 shares of Common Stock were outstanding from options granted prior to the establishment of the Stock Option Plan. Options to purchase 56,680 shares of Common Stock were granted in 1999. In addition, Mr. McCallum was granted options to purchase 45,000 shares of Common Stock in connection with his hiring.

   The foregoing report has been approved by all members of the Compensation Committee.

                                          Stephen A. Yacktman
                                          E. Dean Butler
                                          Jason S. Subotky

                               PERFORMANCE GRAPH

   The following graph compares our cumulative total stockholder return since the Common Stock became publicly traded on February 10, 1998 with the Russell 2000 Index and a peer group index comprised of other optical retail companies. The graph assumes that the value of the investment in 1-800 CONTACTS's Common Stock at its initial public offering price of $12.50 per share and each index was $100.00 on February 10, 1998.

        Comparison of 1-800 CONTACT'S Common Stock, Russell 2000 Index
                             and Peer Group Index

                                              February 10, January 2, January 1,
                                                  1998        1999       2000
                                              ------------ ---------- ----------
   1-800 CONTACTS............................   $100.00     $144.00    $216.50
   Russell 2000 Index........................   $100.00     $ 96.11    $ 96.83
   Peer Group Index (1)......................   $100.00     $ 62.60    $ 27.49

--------
(1) Our peer group is comprised of the following companies: Cole National Corporation, Sterling Vision, Inc., U.S. Vision, Inc. and Vista Eyecare, Inc. The total return for each member of our peer group have been weighed according to each member's stock market capitalization.

       SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

   Proposals of stockholders intended to be eligible for inclusion in 1-800 CONTACTS's proxy statement and proxy card relating to the 2001 annual meeting of stockholders of 1-800 CONTACTS must be received by 1-800 CONTACTS on or before the close of business December 22, 2000. Such proposals should be submitted by certified mail, return receipt requested.

   The By-Laws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the Company's Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting (provided that in the event that date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholders must be received no later than the close of business on the tenth day of the public announcement of such meeting) and that such notice must meet certain other requirements. As a result, stockholders who intend to present a proposal at the 2001 annual meeting without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal no later than March 20, 2001 (assuming the date of next year's annual meeting is not changed by more than 30 days). The Company's proxy related to the 2001 annual meeting will give discretionary voting authority to the proxy holders to vote with respect to any such proposal that is received by the Company after such date. Any stockholder interested in making such a nomination or proposal should request a copy of the provisions of the By-Laws from the Secretary of the Company.

   We will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of 1-800 CONTACTS for the fiscal year ended January 1, 2000, as filed with the Commission, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to our Chief Operating Officer, Scott S. Tanner, 1-800 CONTACTS, INC., 66 E. Wadsworth Park Drive, 3rd Floor, Draper, Utah 84020.

                                 OTHER MATTERS

   We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, our Directors, officers and employees may solicit proxies by personal interview, telephone or telegram. Such Directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

   The Directors know of no other matters which are likely to be brought before the Annual Meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          John F. Nichols
                                          Secretary

April 25, 2000

   IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                        Please date, sign and mail your

                     proxy card back as soon as possible!



                        Annual Meeting of Stockholders

                             1-800 CONTACTS, INC.



                                 May 19, 2000









                Please Detach and Mail in the Envelope Provided


[X] Please mark your
    votes as in this
    example.

            This proxy will be voted as specified, and unless otherwise specified, this proxy will be voted FOR the election as directors of all nominees and FOR Proposals 2 and 3.

                  FOR ALL  WITHHELD ALL                                                                        FOR  AGAINST ABSTAIN
1. ELECTION OF                                  Nominees:  Stephen A. Yacktman 2. Proposal to ratify the       [_]    [_]    [_]
   DIRECTORS        [_]       [_]                          E. Dean Butler         selection of Arthur Andersen
                                                                                  LLP as independent auditors
(To withhold authority to vote for any nominee                                    for the fiscal year 2000.
 write that nominee's name in the space provided
 below.)                                                                       3. Upon or in connection with the transaction of such
                                                                                  other business as may properly come before the
                                                                                  meeting or any adjournment or postponement
                                                                                  thereof.

-----------------------------------------------

                                                                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [_]

                                                                               Please mark, sign, date and return the proxy card
                                                                               promptly using the enclosed envelope.

Signature                                                          Dated                   , 2000
         ------------------------------- -------------------------      -------------------
                                         Signature if held jointly

Note: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership's name by authorized person.

8888
                             1-800 CONTACTS, INC.
             Proxy Solicited on Behalf of the Board of Directors
                      of the Company for Annual Meeting

                                 MAY 19, 2000

     The undersigned hereby constitutes and appoints Jonathan C. Coon and Scott
S. Tanner, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders to be held at the executive offices of 1-800 CONTACTS, INC., 66 E. Wadsworth Park Drive, 3rd Floor, Draper, Utah 84020, on Friday, May 19, 2000, and at any adjournment or postponement thereof, on all matters coming before said meeting.

     You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE        [SEE REVERSE
                                                                        SIDE]